Exhibit 4.1

Execution Version
FIFTEENTH SUPPLEMENTAL INDENTURE
THIS FIFTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 30, 2021, is made by and between EASTERN ENERGY GAS HOLDINGS, LLC (formerly known as Dominion Energy Gas Holdings, LLC), a Virginia limited liability company, having its principal office at 6603 West Broad Street, Richmond, Virginia 23230 (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee, having a designated corporate trust office at 60 Wall Street, 24th Floor, New York, New York 10005 (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company has heretofore entered into a senior indenture dated as of October 1, 2013, between the Company and the Trustee (as supplemented amended, restated or otherwise modified, the “Indenture”);
WHEREAS, the Company has heretofore entered into the Fourteenth Supplemental Indenture dated as of November 1, 2019, between the Company and the Trustee, providing for issuance by the Company of the 3.900% Senior Notes due 2049 (the “2049 Notes”), the Sixth Supplemental Indenture dated as of December 1, 2014, between the Company and the Trustee, providing for issuance by the Company of the 4.600% Senior Notes due 2044 (the “2044 Notes”), the Third Supplemental Indenture dated as of October 1, 2013, between the Company and the Trustee, providing for issuance by the Company of the 4.800% Senior Notes due 2043 (the “2043 Notes”) and the Thirteenth Supplemental Indenture dated as of November 1, 2019, between the Company and the Trustee, providing for issuance by the Company of the 3.000% Senior Notes due 2029 (the “2029 Notes” and, together with the 2049 Notes, the 2044 Notes and the 2043 Notes, the “Notes”);
WHEREAS, the Company has solicited consents from the Holders of the Notes to certain proposed amendments to the Indenture as set forth in Article I to this Supplemental Indenture (the “Proposed Amendments”), in accordance with the terms and conditions of the Exchange Offer Memorandum and Consent Solicitation Statement, dated as of June 11, 2021 (as supplemented by the first supplement to the confidential exchange offer memorandum and consent solicitation statement, dated June 21, 2021, and as further amended and supplemented from time to time, “the Exchange Offer Memorandum”) and the Consent Solicitations (as defined therein);
WHEREAS, Section 902 of the Indenture provides that, with the consent of the Holders of a majority in principal amount of the Notes then Outstanding, the Company and the Trustee may amend or supplement the Indenture or the Notes in accordance with such Section 902;
WHEREAS, the Holders of at least a majority in aggregate principal amount of each series of the Notes Outstanding (the “Requisite Consent”) have validly tendered, and not withdrawn, their consents to the adoption of the Proposed Amendments to be effectuated by this Supplemental Indenture in accordance with the provision of the Indenture, and the Company, having received the Requisite Consent for the Proposed Amendments for each series of Notes, desires to amend the Indenture as provided in this Supplemental Indenture only in respect to the Notes; and
WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee an Officer’s Certificate and an Opinion of Counsel described in Section 103 and Section 903 of the Indenture;
NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I AMENDMENTS
SECTION 101.Deletion of Provisions. The Indenture is hereby amended only as it relates to the Notes to delete the following sections in their entirety, and, in the case of each such section, insert in lieu thereof the phrase “[Intentionally Omitted]” and any and all references thereto (including any definitions the references to which would be eliminated as a result of such deletions), and any and all obligations thereunder, and any events of default related thereto are hereby deleted throughout the Indenture only as they relate to the Notes and such sections and references shall be of no further force or effect only as they relate to the Notes:
(a)Clauses (4)(b), (c), (e), (f) and (g) of Section 402 entitled “Conditions to Legal Defeasance or Covenant Defeasance”;
(b)Clauses (4), (5), (6) and (7) of Section 501 entitled “Events of Default”;
(c)Section 704 entitled “Reports”;
(d)Section 801 entitled “Merger and Consolidation”;
(e)Section 1004 entitled “Additional Amounts”;
(f)Section 1006 entitled “Compliance Certificate”;
(g)Section 1007 entitled “Calculation of Original Issue Discount”; and
(h)Section 1008 entitled “Limitation on Liens.”

ARTICLE II MISCELLANEOUS PROVISIONS
SECTION 201.Ratification and Incorporation of Indenture. As supplemented hereby, the Indenture is in all respects ratified and confirmed by the Company, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument. Capitalized terms used herein for which no definition is provided herein shall have the meaning set forth in the Indenture.
SECTION 202.Executed in Counterparts. This Supplemental Indenture may be executed in several counterparts (which may be delivered in original form, facsimile, electronic mail (including any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)) or other electronic transmission (i.e., a “pdf” or “tif”)), each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of delivery of electronic signature shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original manually executed Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted electronically shall be deemed to be their original signatures for all purposes.
SECTION 203.Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 204.Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO

THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 205.Severability. In case any provision in this Supplemental Indenture or the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
SECTION 206.Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 207.Requisite Consent. To the extent Requisite Consent is determined by a court of competent jurisdiction to have not been validly obtained in accordance with the Indenture or applicable laws, the Proposed Amendments shall not be deemed to have occurred.
SECTION 208.Trustee’s Disclaimer. The recitals contained herein and the statements made in any Officer’s Certificate shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness, and none of the recitals contained herein or the statements made in any Officer’s Certificate are intended to or shall be construed as statements made or agreed to by the Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the consequences of the Proposed Amendments provided herein.
SECTION 209.Condition of Operation of Amendments. This Supplemental Indenture shall become effective upon execution by the parties hereto, however, the provisions of this Supplemental Indenture shall not become operative unless: (i) the Company accepts validly tendered applicable series of Notes for purchase in the applicable Exchange Offer (as defined in the Exchange Offer Memorandum) and the amount of the applicable series of Notes purchased was not subject to proration and (ii) the Requisite Consent for the applicable series of Notes were received.
[Signature Pages Follow]

IN WITNESS WHEREOF, each party hereto has caused this Supplemental Indenture to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

EASTERN ENERGY GAS HOLDINGS, LLC
By:	/s/ Scott C. Miller
	Name:	Scott C. Miller
	Title:	Vice President, Chief Financial Officer and Treasurer

[Signature Page to Fifteenth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee
By:	/s/ Jeffrey Schoenfeld
	Name:	Jeffrey Schoenfeld
	Title:	Vice President

By:	/s/ Kathryn Fischer
	Name:	Kathryn Fischer
	Title:	Vice President
[Signature Page to Fifteenth Supplemental Indenture]